Exhibit 99.1
FOR FURTHER INFORMATION PLEASE CONTACT:
Clifford E. Pietrafitta
Chief Financial Officer
(215) 569-9900
FOR IMMEDIATE RELEASE:
August 5, 2008
CSS INDUSTRIES, INC. ANNOUNCES ACQUISITION OF THE BUSINESS AND ASSETS OF HAMPSHIRE PAPER CORP.
CSS Industries, Inc. (NYSE: CSS) announced today that its Berwick Offray LLC company has completed the acquisition of substantially all of the business and assets of Hampshire Paper Corp., a leading manufacturer and supplier of waxed tissue, paper, foil, and foil decorative packaging to the wholesale floral and horticultural industries. Key product categories are sold under such brands as “Guardsman®”, “Kwik Cover®” and “Krystalphane®”. A newly-formed subsidiary of Berwick Offray will continue to conduct business under the Hampshire name. The business will maintain its existing headquarters in Milford, New Hampshire.
The acquisition purchase price was $10,250,000, and is subject to certain post-closing adjustments and indemnification obligations. The Company expects the transaction to be slightly accretive to its fiscal 2009 earnings per diluted share.
“Hampshire’s products and markets are highly complimentary with the floral business of Berwick Offray. We welcome Hampshire employees, customers and vendors to the CSS family of companies,” said Christopher J. Munyan, President and Chief Executive Officer of CSS, “and we look forward to the contributions of the Hampshire organization.”
CSS also announced today that Bruce Stepanek, formerly Hampshire’s President and Chief Executive Officer, will remain with Hampshire, reporting to Scott Shea, President of Berwick Offray.
“We are fortunate to have Bruce continue his leadership role of Hampshire,” said Mr. Munyan. “Bruce has been an integral part of the growth of Hampshire, and we look forward to Bruce’s continued success in his new role.”
CSS is a consumer products company primarily engaged in the design, manufacture, procurement, distribution and sale of seasonal and all occasion products, principally to mass market retailers. These products include gift wrap, gift bags, gift boxes, boxed greeting cards, gift tags, decorative tissue paper, decorations, classroom exchange Valentines, decorative ribbons and bows, Halloween masks, costumes, make-up and novelties, Easter egg dyes and novelties, craft products, educational products, memory books, stationery, journals, notecards, infant and wedding photo albums and scrapbooks, and other gift items that commemorate life’s celebrations.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to expected future earnings and financial performance resulting from the Company’s acquisition of substantially all of the assets of Hampshire Paper Corp. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions; increased competition; increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs; risks associated with the acquisition by the Company of substantially all of the assets of Hampshire Paper Corp., including the risk that the Company will incur additional acquisition integration costs not currently expected and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisition; risks associated with the restructuring plan to close the Company’s facilities in Elysburg, Pennsylvania and Troy, Pennsylvania, including the risk that the restructuring related savings may be less than and/or costs may exceed the presently expected amounts and the risk that the closures will adversely affect the Company’s ability to fulfill its customers orders on time; risks associated with the Company’s enterprise resource planning systems standardization project, including the risk that the cost of the project will exceed expectations, the risk that the expected benefits of the project will not be realized and the risk that implementation of the project will interfere with and adversely affect the Company’s operations and financial performance; the risk that customers may become insolvent; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2008 and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.